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                                   EXHIBIT 2
                        [Ernst & Young LLP letterhead]


October 8, 1998


Securities and Exchange Commission
560 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of form 8-K dated October 8, of Atlas Corporation and are in agreement with the statements contained in the second and third paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Ernst & Young LLP
Ernst & Young LLP



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